Exhibit 10.01
Production Lease
PL 09-04-15-01

This Production Lease entered into on the 15th day of April, 2009.

BETWEEN: HER MAJESTY THE QUEEN IN THE RIGHT OF THE PROVINCE OF NOVA SCOTIA, as represented by the Minister of Energy,

(hereinafter referred to as the “Minister”)

- and-

ELMWORTH ENERGY CORPORATION, a body corporate registered to carry on business in the Province of Nova Scotia,

(hereinafter referred to as the “Lessee”)

WHEREAS:

A.	Exploration Agreement No. 99-09-15-02 was issued to Northstar Energy Corporation on September 15, 1999;

B.	The Lessee is a successor in title to Northstar Energy Corporation and the current holder of Exploration Agreement No. 99-09-15-02;

C.	The Lessee filed a Development Plan with the Minister under section 52 of the Petroleum Resources Regulations (the “Regulations”) on June 24, 2008;

D.	The Minister is of the opinion that:

(i)	petroleum can be commercially produced from the Lands; and

(ii)	none of the conditions referred to in section 54 of the Regulations exist;

NOW THEREFORE, in consideration of the rentals, royalties and the covenants and agreements herein contained, the Minister, on behalf of the Province, and the Lessee agree as follows:

INTERPRETATION

1.	(1)	(a)	In this Lease, a reference to the Petroleum Resources Act (the “Act”) or to any Act of the Legislature of Nova Scotia shall be construed as a reference to

(i)	that Act, as amended from time to time,

(ii)	any replacement of all or part of that Act from time to time enacted by the Legislature, as amended from time to time, and

(iii)	any regulations, orders, directives, by-laws or other subordinate legislation from time to time made under any enactment referred to in clause (i) or (ii), as amended from time to time.

(b)	A reference to the Minister includes the Deputy Minister of the Department of Energy and any other person duly authorized by the Minister to act in the Minister’s behalf.

(2)	Except as provided in this Article and unless the context otherwise requires, words used in this Lease have the same meaning as in the Act and Regulations, and

(a)	“Administrator” means the person appointed by the Minister under the Onshore Petroleum Drilling Regulations;

(b)	“Anniversary Date” means the anniversary date of the Effective Date of each year of the term of this Lease;

(c)	“Commencement Date” means the day on which commercial production begins;

(d)	“Department” means the Nova Scotia Department of Energy;

(e)	“Development Program” means the program described in Schedule II;

(f)	“Designation of Representative” means the designation of a representative made by the Lessee pursuant to Section 3 of the Regulations and filed with the Registrar in accordance with this Lease;

(g)	“Effective Date” means April 15, 2009;

(h)	“Lands” means the lands described in Schedule I or such portion of those lands as may from time to time be subject to this Lease;

(i)	“Lease” means this Production Lease entered into in accordance with and subject to the Act and Regulations;

(j)	“1999 Agreement” means the Exploration Agreement (No. 99-09-15-02) issued on September 15, 1999;

(k)           “Petroleum” means petroleum as defined in the Act, excluding coal gas;

(l)           “Province” means the Government of the Province of Nova Scotia;

(m)	“Regulations” mean the Petroleum Resources Regulations, N.S. Reg. 178/85 as amended from time to time;

(n)	“Waste”, in addition to its ordinary meaning, means waste as understood in the petroleum industry; and

(o)	“Year” means the 12-month period beginning at 12:01 a.m. on the Effective Date or Anniversary Date, as the case may be.

GRANT

2.
Subject to the terms and conditions of this Lease, the Act and Regulations, the Minister hereby grants to the Lessee the right to undertake the activities described in the Development Program and to produce Petroleum from or within those rock units found within the Lands, described as being from the top of the Windsor group to the basement formation, together with the right to market the Petroleum so produced and, provided always that title to Petroleum subject at any time to any royalty right of the Minister remains vested in the Minister, title to Petroleum so produced.

SURFACE RIGHTS

3.
The Lessee shall satisfy the Minister that it has the permission of the owner of the surface rights or that it has been granted and has complied with the terms of an order pursuant to subsection 24(3) of the Act, before entering any lands pursuant to this Lease.

ROYALTIES

4.	(1)	All Petroleum produced under the authority of this Lease is subject to such royalties payable to the Province in the nature and amount as prescribed by the Regulations.

(2)	The Province reserves the right at any time to review and amend any regulations or enact new regulations respecting royalties under the Act and Regulations.

TERM/RENEWAL

5.	(1)	This Lease commences on the Effective Date and shall continue for a term of ten (10) years from the Commencement Date unless it is renewed, surrendered or cancelled.

(2)
Subject to Article 5(4), on the expiration of the initial term of this Lease, provided the Lessee has complied with all of the terms and conditions of this Lease, the Act and Regulations, and provided that commercial production of Petroleum has actually commenced and has not just been deemed to have commenced under Article 7, the Lessee shall have the option to renew the Lease, on the same terms and conditions, for a further term of ten (10) years. The option to renew shall be exercised by the Lessee providing to the Minister written notice within three (3) months from the end of the initial term.

(3)	Subject to Article 5(4), further renewals of this Lease may be granted by the Minister upon such terms and conditions as the Minister may determine.

(4)
The renewal of this Lease for any term beyond the initial term shall be subject to the surrender by the Lessee of those portions of the Lands which the Minister determines are not producing Petroleum, or are not capable of producing Petroleum, at the time of renewal.

DEVELOPMENT PROGRAM

6.	(1)	The Lessee shall diligently carry out the Development Program attached hereto as Schedule II during the term of the Lease.

(2)	With the written approval of the Minister, the Development Program may be amended.

(3)	The Development Program shall be stratigraphically defined to cover rock units from the top of the Windsor group to the basement formation included in the Lands.

(4)
The Lessee acknowledges and agrees that, notwithstanding anything else in this Lease, repeated or serious failure to comply with any material provision of the Development Program shall constitute grounds for cancellation of this Lease pursuant to Section 36 of the Regulations.

COMMERCIAL PRODUCTION AND COMMENCEMENT DATE

7.	(1)	The Minister shall determine the time at which commercial production of Petroleum has commenced under this Lease.

(2)
If the Minister has not made a determination that commercial production commenced under Article 7(1) on or before the second Anniversary Date, the parties agree that commercial production, for the purposes of determining the date this Lease is to  commence under subsection 15(3) of the Act and section 64 of the Regulations, shall be deemed to be have commenced on the first Anniversary Date.

CONDITIONS

8.
The Lessee agrees to comply with the conditions set forth in Schedule IV within the times set out in the Schedule and acknowledges that failure to comply with any condition shall constitute a breach of this Lease entitling the Minister to cancel the Lease.

DATA/INFORMATION

9.	(1)	Except as provided herein, the Lessee shall, in a timely manner, submit data and information to the Minister as provided in Section 71 of the Regulations.

(2)	Annual progress reports shall include a summary of operations, activities and findings related to this Lease and a prognosis for the subsequent reporting period.

(3)
The Lessee shall keep accurate books and records in accordance with generally accepted accounting principles and applicable industry standards showing the quantities and values of the Petroleum produced and expenditures from the Lands.

(4)	Whenever required to do so the Lessee shall, at reasonable times and upon reasonable notice, submit such books and records for inspection or audits by any officer or person authorized by the Minister.

(5)	All data and information shall be submitted by the Lessee in hard copy paper format and electronically in a format deemed acceptable to the Minister.

CONFIDENTIALITY

10.	(1)
This Lease and all information provided to the Minister pursuant to the terms of the Lease, the Act or Regulations is subject to the Freedom of Information and Protection of Privacy Act and the head of the appropriate public body shall make any decisions respecting release of any information.

(2)
Subject to Article 10(1) the Minister shall not knowingly disclose information contained in the books and records of the Lessee unless authorized to do so by the Act, Regulations, this Lease or as required by law, or unless necessary for the purpose of the administration or enforcement of the Act or Regulations or for the purpose of legal proceedings relating to such administration or enforcement.

OPERATIONS

11.	(1)	General: All operations under this Lease shall be performed

(a)	in accordance with all enactments, including the Act, the Regulations and this Lease,

(b)	in a manner to promote safety, the protection of the environment, the conservation of the petroleum resource and the protection of correlative rights, and

(b)	in such manner as is usual and customary in similar petroleum operations.

(2)
Reasonable Measures:  The Lessee shall take all reasonable measures deemed necessary by the Administrator to accomplish the intent of this Article which measures may include, but are not limited to, modification to siting or design of facilities, timing of operations, and specifications of interim and final reclamation measures.

(3)
Seismic/Drilling Programs:  Approvals for seismic and drilling programs and production operations shall be as provided in the Act and the Onshore Petroleum Geophysical Regulations and the Onshore Petroleum Drilling Regulations.

(4)	Well Sites/Pads Sizes: Each well site/pad requires the prior written approval of the Administrator.

(5)	Well Density: Well spacing and siting requires the prior written approval of the Administrator.

(6)	Flaring: Flaring shall only be permitted with the prior written approval of the Administrator and will only be permitted during well testing, and for a brief time during the startup of the well.

(7)	Compression: Compression operations must comply with any noise levels/standards imposed from time to time by the Nova Scotia Department of Environment.

SITE MAINTENANCE/LAND RECLAMATION/FACILITIES DECOMMISSIONING

12.	(1)	The Lessee shall maintain work sites established on the Lands in a clean and orderly manner at all times, and shall not cause or permit any nuisance or damage to Lands or adjacent lands.

(2)	The Lessee shall prepare and submit, a detailed program (the “Abandonment and Reclamation Program”) acceptable to the Minister on or before the fifth Anniversary Date.

(3)
Site restoration in accordance with the Abandonment and Reclamation Program shall be completed within 12 months of the end of the term of this Lease or any renewal, or such additional time as may be agreed by the Minister.

(4)	Unless the Minister otherwise agrees in writing, well termination and facilities shall be suspended or abandoned in the manner provided in Schedule V.

(5)	Cessation of operations or termination of this Lease for any reason shall not relieve the Lessee from the obligations of this section.

CONSERVATION OF RESOURCES

13.
The Lessee shall take all reasonable measures to conserve the resources of the Province and, except in an emergency situation, shall not, by any act or omission, cause or allow any Waste of petroleum or mineral resources or cause or allow any unreasonable damage to formations or deposits containing the same beyond that which is usual, customary and acceptable in skillful and proper operations of a similar nature.

COMPLIANCE WITH LAWS/REGULATIONS

14.	(1)
General:  In carrying out the Development Program, the Lessee, its employees, administrators, agents, successors, contractors and sub-contractors shall comply with all laws, including the provisions of the Environment Act, Occupational Health and Safety Act and regulations thereunder, all of which may from time to time be amended, and shall perform such site restoration as is required by the Province and by law.

(2)
Groundwater Protection/Produced Waste: The Lessee shall comply with all laws, regulations, policies, standards and guidelines in effect now or implemented in the future by the Nova Scotia Department of Environment respecting groundwater protection and discharge water from its operations.

(3)	Environmental Assessments: The Lessee shall comply with all laws and regulations respecting the environmental assessment of petroleum operations.

CONTINUING OBLIGATIONS

15.
The provisions of this Lease which, by their terms, are intended to survive or which must survive in order to give effect to the continuing obligations of the Minister and the Lessee shall survive the suspension or termination of this Lease.

MINERAL, PETROLEUM AND UNDERGROUND HYDROCARBONS STORAGE RIGHTS

16.
The Lessee agrees to conduct its operations upon the Lands in such a manner as not to interfere with or disrupt the reasonably necessary activities of the holder of any mineral rights, petroleum rights or underground gas storage rights that are now or may hereafter be issued or entered into pursuant to the Mineral Resources Act, the Petroleum Resources Act or the Underground Hydrocarbons Storage Act, whichever may be the case, respecting all or any portion of the Lands.

POWERS OF MINISTER

17.
Any questions of interpretation on anything contained in this Lease or to any matter or thing to which it pertains shall be decided by the Minister or as specified in this Lease, by the Administrator and the decision of the Minister or the Administrator shall be final and binding.

WAIVER

18.
No waiver by the Minister or the Administrator of any breach of any of the terms or conditions contained in this Lease shall take effect or be binding upon the Minister unless the waiver is expressed in writing by the Minister or the Administrator, and any waiver so expressed shall not limit or affect the Minister’s rights with respect to any other or future breach.

INDEMNITY

19.	(1)
For purposes of this Article, "Interest Holder" shall not include any person whose only interest in this Lease or in any right granted hereunder is a mortgage or other security interest, but shall include any person who acquires or holds any interest in this Lease or any right granted hereunder as a result of any realization or enforcement process.

(2)
Any Interest Holder in this Lease shall, in respect of that portion of the Lands to which each such Interest Holder’s interest relates, at all times, jointly and severally, indemnify and save harmless the Minister from and against all claims, demands, losses, costs, damages, actions, suits or other proceedings by whomever made, sustained, brought or prosecuted, in any manner based upon, occasioned by, or attributable to, anything done or omitted to be done by the Lessee, its contractors, employees, servants or agents, in the fulfilment of agreements made herein or in the exercise of the rights or obligations contained herein.

(3)
For greater certainty, an Interest Holder in this Lease who does not hold an interest with respect to that portion of the Lands in relation to which claim, demand, loss, cost, damage, action, suit or other proceedings arises is not liable to indemnify the  Minister under sub-article (2).

(4)
Notwithstanding sub-article (2), the Interest Holders shall not be liable to indemnify the Minister in respect of any claims, demands, loss, costs, damages, actions, suits or other proceedings arising through any wilful or negligent act of the Province or any of its agents or employees.

TERMINATION

20.	(1)
Where it is alleged that the Lessee breached or defaulted under the Act, the Regulations, or this Lease or renewals thereof, or failed to perform the work required under this Lease or renewals thereof, the Minister shall give the Lessee at least thirty (30) calendar days to remedy the breach or default.

(2)
The Minister shall advise the Lessee by notice, in writing, of the alleged breach or default and shall also advise the Lessee of the above noted period of time which the Lessee may remedy the breach or default or show, to the satisfaction of the Minister, that the Lessee has not breached or defaulted.

(3)
If the Lessee is not able to remedy the breach or default alleged in the notice or show, to the satisfaction of the Minister, that the Lessee has not breached or defaulted, the Minister may declare this Lease suspended or cancelled.

(4)	Suspension or cancellation of this Lease shall in no way relieve the Lessee of obligations contained herein, including site reclamation and observance of all obligations in law.

GOODS AND SERVICES

21.	Every twelve (12) months during the term of this Lease, the Lease shall report to the Minister, in such form as the Minister may determine, as to

(a)	utilization of services provided from within Nova Scotia and utilization of goods manufactured in Nova Scotia or, where not so manufactured, provided from within Nova Scotia;

(b)	the number of qualified employees and independent contractors normally resident in Nova Scotia providing services to the Lessee; and

(c)	evidence that the Lessee’s contractors and main sub-contractors are acquiring goods and services in accordance with Section 20 of the Regulations.

SECURITY

22.	(1)
The Lessee shall provide security to the Minister, in a form satisfactory to the Minister, acting reasonably, in a fixed amount representing 10 percent of the value of the Development Program undertaken in each year that this Lease is in effect, which shall secure performance of the obligation of the Lessee under the Act, the Regulations, and this Lease for the term of the Lease and any extension or renewal.

(2)	At the end of each year, the Minister reserves the right to adjust the amount of the financial security provided under (1).

(3)	The security shall,

(a)	for the first year of the Development Program, be provided within thirty (30) days of the execution of the Lease and prior to commencement of the Development Program; and,

(b)	in respect of the second and subsequent years of the Lease, be provided on the earlier of

(i)	the Anniversary Date, or
(ii)	ten (10) days prior to the commencement of a subsequent phase of the Development Program.

(4)
The Province shall return the security securing performance of the Lessee’s obligations in any previous year or for a previous phase of the Development Program upon receipt of any subsequent security required in accordance with this Article.

(5)	Security or the uncalled balance thereof shall be cancelled and the original document returned by the Minister to the Lessee within a reasonable period of time, where,

(a)
in the opinion of the Minister, a failure to fulfill the obligations under this Lease is the result of technical difficulties beyond the control of the Lessee despite adherence to good oilfield practices;

(b)	further performance under this Lease would not be reasonable in the Minister’s opinion; or

(c)	the obligations for which the security was issued have been performed to the satisfaction of the Minister.

(6)
Where the Lessee proposes a modification to the Development Program which increases its value, the Minister may require an additional sum to secure the performance of the Lessee’s obligation pursuant to the Development Program, which modification may require provision of an additional security or, in the alternative, an increase in the amount of the security referenced in Article 22(1).

(7)
In addition to security required in relation to the Development Program, the Minister may require the Lessee to furnish bonds in a form satisfactory to the Minister in such amounts as the Minister considers appropriate to ensure performance of obligations with respect to royalty.

INSURANCE

23.	(1)
The Lessee shall procure the insurance coverage as described in Schedule III  or shall cause the insurance coverage to be procured and such insurance shall be maintained in full force during the term of this Lease to protect all insureds for the purposes and risks outlined therein.

(2)
Insurance under subsection (1) shall provide coverage for  the Lessee, its subcontractors, consultants, their successors and assigns, and their respective directors, officers, and employees, and protect all insureds from all claims arising out of liability for property damage, bodily injury including death and personal injury.

(3)	All policies shall be insured by financially sound insurers licensed to carry on business in Canada. The policies described in Schedule III shall be written on an occurrence basis.

(4)
Certified copies of all insurance policies required, or certificates of insurance with endorsements acceptable in form and substance to the Province, shall be delivered to the Province on execution of this Lease.

(5)	The Lessee, the Province, all subcontractors, consultants, subconsultants, and other parties listed in subsection (2) shall be added as additional insureds on the policy.

(6)
If any policy can only be written on a "claims made" basis, the policy must provide the Province and the Lessee with the right, upon cancellation or termination by refusal to renew the policy, to purchase an extended reporting period of not less than two (2) years.

(7)	Each of the policies of insurance maintained pursuant to this Lease shall contain a waiver of the insurer's right of subrogation against any insured under this Lease.

NOTICE

24.	(1)
Where in this Lease or under the Regulations it is required that a notice, communication or statement (hereinafter called “Notices”) be given, such Notices may be served on the parties at the following address:

To the Lessee at:	Elmworth Energy Corporation
Suite 1250, 521 -3rd Avenue, S.W.
Calgary, Alberta T2P 3T3

Attention: Howard Anderson, President & Chief Operating Officer
Telephone: (403) 781-7722
Fax: (403) 262-4472

To the Minister at:	Department of Energy
Bank of Montreal Building
5151 George Street, Suite 400
PO Box 2664
Halifax, NS B3J 3P7

Attention: Manager, Petroleum Resources
Telephone: (902) 424-4575
Fax: (902) 424-8125

To the Registrar at:	Department of Natural Resources
1701 Hollis Street
P. O. Box 698
Halifax, NS B3J 2T9

Attention: Registrar of Mineral and Petroleum Titles
Telephone: (902) 424-8155
Fax: (902) 424-7735

and on the Representative at the address specified in the Designation of Representative filed with the Registrar.

(2)	Upon giving the other party thirty (30) days notice in writing, the Minister or the Lessee may amend the address for service from time to time.

(3)           Notices may be served:

(a)	personally, and personally served Notices shall be deemed received by the addressee when actually delivered; or

(b)	by fax directed to the party on whom they are to be served at that party’s address for service. Notices so served shall be deemed received by the respective addressee thereof

(i)	when actually received by them if received within the normal working hours of a business day, or

(ii)	at the commencement of the next ensuing business day following transmission thereof, whichever is earlier.

GENERAL

25.	(1)
The Lessee acknowledges that the laws of Nova Scotia govern all matters relating to this Lease, and the Lessee acknowledges and submits to the jurisdiction of the courts of the Province of Nova Scotia.

(2)	The Lessee shall comply with the provisions of

(a)	the Petroleum Resources Act, the Energy Resources Conservation Act, the Pipeline Act and the Gas Distribution Act, as amended, and

(b)
any other Acts of the Legislature of Nova Scotia that prescribe, apply to or affect the rights and obligations of the Lessee’s petroleum rights, or that relate to or affect the Lessee in the conduct of operations or activities under this Lease.

(3)	In the event of conflict or inconsistency between a provision of this Lease and a provision in the Act or Regulations, the latter provision prevails.

(4)
The Lessee agrees to waive and hereby waives all rights, prerogatives, privileges and immunities that would otherwise exempt the Lessee from compliance with any of the provisions of the Petroleum Resources Act or of any Acts of the Legislature.

26.	All schedules, maps and attachments affixed hereto constitute and form part of this Lease.

27.	The headings used in this Lease are inserted for convenience of reference only and shall not affect the meaning of construction of any provision.

28.	This Lease represents the entire agreement between the parties respecting the Lands and may be amended only in writing executed by both parties.

29.	Time shall be of the essence of this Lease.

30.
This Lease may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, and it shall not be necessary in proving the same to produce more than one set of such counterparts.

CONSULTATION

31.	(1)	The Lessee agrees to participate in a consultation program with respect to the Development Program proposed under this Lease, including any community based committee established by the Minister.

(2)	The Lessee agrees to use reasonable efforts to identify aboriginal groups who may have an interest in this proposed Petroleum project and establish contact with them.

IN WITNESS WHEREOF, these presents are duly executed on the part of the Province in the name of the Minister and by the Lessee under its corporate seal by its officers duly authorized in that regard.

DATED AT Halifax this 15th day of April, 2009.

HER MAJESTY THE QUEEN IN THE RIGHT OF THE PROVINCE OF NOVA SCOTIA

/s/ ALISON SCOTT	/s/ BARRY BARNET
Witness	Minister of Energy

DATED AT Halifax this 15th day of April, 2009.

ELMWORTH ENERGY CORPORATION

/s/ VAN PENNICK	/s/ J. HOWARD ANDERSON
Witness	Per

Witness	Per

SCHEDULE I

Production Lease No.  PL #09-04-15-01
Kings, Hants, and Colchester Counties

Reference Map	Reservation

11 D 13 C	W
11 E 4 B	R S T U V W
11 E 4 C	R S T U V W
11 E 4 D	T U V W
11 E 5 A	R S T U V
11 E 5 B	R S U
21 A 16 C	U V*
21 A 16 D	T* U* V W*
21 H 1 A	R S* T U V W
21 H 1 B	R U* V
21 H 1 C	R
21 H 1 D	R S T U V

Total hectares (less excluded and submarine areas)
192,074 ha (more or less)

* Areas contain Water Supply Areas.  Notice of any work within the Water Supply Area is to be provided to the Registrar prior to commencement.  Ground disturbance activity within a Water Supply Area is to be conducted only with the prior consent from the Department of Environment.

The following Sections are excluded from forming a part of the Agreement Lands contained with this Schedule I

Reference Map	Reservation	Tract	Section

11 D 13 C	W	83[1]	M+
11 D 13 C	W	84[1]	F+G+H+J KL+O+P+ Q+
11 D 13 C	W	85[1]	A+B+
11 D 13 C	W	106[2]	EFLM NO
11 D 13 C	W	107[2]	HJKP Q
11 E 4 B	S	10[2]	CDEF
11 E 4 B	S	11[2]	ABGH
11 E 4 B	S	11[3]	L+M+N+O+ P+Q+
11 E 4 B	S	14[3]	A+B+C+
11 E 5 A	T	60[4]	N+
11 E 5 A	T	61[4]	A+B+C+D EFGH JKLM NOPQ
11 E 5 A	T	62[4]	E+F+G+J+ K+LMN OPQ
11 E 5 A	T	63[4]	H+JK+L+ M+NOP Q
11 E 5 A	T	64[4]	A+E+F+G+ HJKL MNOP Q
11 E 5 A	T	65[4]	A+BC+D+ EFGH JKLM NOPQ
11 E 5 A	T	66[4]	A+B+C+D+ EFGH JKLM NOPQ
11 E 5 A	U	53[5]	M+
11 E 5 A	U	54[4]	J+Q+
11 E 5 A	U	72[4]	H+JK+L N+O+PQ
11 E 5 A	U	70[4]	L+M+NO+ P+
11 E 5 A	U	69[4]	J+K+L+M+ NOPQ
11 E 5 A	U	68[4]	J+M+NO+ P+Q
11 E 5 A	U	67[4]	D+E+F+G+ J+KLM NOPQ
11 E 5 A	V	73[4]	ABCD+ EFGH JKLM NOPQ

Reference Map	Reservation	Tract	Section

11 E 5 A	V	74[4]	E+F+G+H+ J+KLM NOPQ
11 E 5 A	V	75[4]	A+B+CD EFGH+ JKLM NOPQ
11 E 5 A	V	76[4]	All Sections
11 E 5 A	V	77[4]	All Sections
11 E 5 A	V	78[4]	All Sections
11 E 5 A	V	91-96 incl[4]	All Sections
11 E 5 A	V	97[4]	ABCD EFGH JKL+M+NO+P+Q+
11 E 5 A	V	98[4]	ABCD EFGH J+KLM NO+P+Q+
11 E 5 A	V	99-102[4]	All Sections
11 E 5 B	R	29[4]	M+N+O+P+
11 E 5 B	R	30[4]	C+D+EF+ G+H+J+K LMNO PQ
11 E 5 B	S	10[4]	N+
11 E 5 B	S	11[4]	E+K+L+M+ NOP+Q+
11 E 5 B	S	12[4]	C+D+EF+ G+H+JK LMNO PQ
11 E 5 B	S	13-14incl[4]	All Sections
11 E 5 B	S	15[4]	A+B+C+D EFGH+ JKLM NOPQ
11 E 5 B	S	16[4]	E+K+L+M+ NOPQ+
11 E 5 B	S	17[4]	N+
11 E 5 B	S	31[4]	A+B+C+E+F+GHJKL+M+NOPQ
11 E 5 B	S	32[4]	C+D+EF+ G+H+J+K LMNO PQ
11 E 5 B	S	33-36incl[4]	All Sections
11 E 5 B	U	45[4]	D+E+F+K+ L+MNO P+
11 E 5 B	U	44[4]	A+B+CD EFGH JKLM NOPQ
11 E 5 B	U	43[4]	All Sections
11 E 5 B	U	49[4]	P+Q+
11 E 5 B	U	51[4]	L+M+NO+ P+Q
11 E 5 B	U	52[4]	A+B+CD EFGH+ J+KLM NOPQ
11 E 5 B	U	53-54incl[4]	All Sections
11 E 5 B	U	67-70incl[4]	All Sections
11 E 5 B	U	71[4]	A+B+C+D+ EFGH JKLM NOPQ
11 E 5 B	U	72[4]	D+
21 A 16 C	U	46[6]	All Sections
21 A 16 C	U	47[6]	All Sections
21 A 16 D	V	76[7]	JKLM NOPQ
21 A 16 D	V	77[7]	JKOP Q
21 A 16 D	V	92[7]	ABCF GHJK LMNO PQ
21 A 16 D	V	93[7]	BCDE FGHJ KLMN OPQ
21 A 16 D	V	94[7]	EMNO
21 A 16 D	V	99[7]	CDEF GM
21 A 16 D	V	100[7]	ABCD EFGH JMN
21 A 16 D	V	101[7]	ABCD FGHJ K
21 H 1 A	R	2[8]	MNO
21 H 1 A	R	3[8]	GHJK LNOP Q
21 H 1 A	R	19[8]	AFGH JKLO PQ
21 H 1 A	R	20-21incl[8]	All Sections
21 H 1 A	R	22[8]	ABCD EFGH JKLM NOP
21 H 1 A	R	27[8]	CD
21 H 1 A	R	28[8]	ABCD EFGH KLMN O
21 H 1 A	R	29[8]	All Sections
21 H 1 A	R	30[8]	ABHJ Q
21 H 1 A	S	35[9]	N+
21 H 1 A	S	36[9]	J+K+L+M+ N+O+P+Q+
21 H 1 A	T	37[9]	A+BCD+ F+GHK
21 H 1 A	T	38[9]	D+
21 H 1 B	R	25[9]	J+Q+

Reference Map	Reservation	Tract	Section

21 H 1 B	V	93[10]	J+K+P+Q+
21 H 1 B	V	94[10]	N+
21 H 1 C	R	1[4]	E+F+G+H+ JKLM+ NOPQ
21 H 1 C	R	2[4]	J+K+L+O+ P+
21 H 1 C	R	20[4]	H+J+P+Q
21 H 1 C	R	21[4]	D+E+FK+ L+MNO P+Q+
21 H 1 C	R	22[4]	Q+
21 H 1 C	R	23[4]	A+B+C+F+ GH+J+K L+N+OP Q
21 H 1 C	R	24[4]	ABC+F+ G+HJK L+M+NO PQ
21 H 1 C	R	25-26incl[4]	All Sections
21 H 1 C	R	27[4]	A+E+G+H+ JK+L+M+ NOPQ
21 H 1 C	R	28[4]	A+BCD EFGH JKLM NOPQ
21 H 1 C	R	29[4]	AB+F+G HJKL+ M+N+OP Q
21 H 1 D	S	10[4]	M+N+
21 H 1 D	S	11[4]	A+BCD EFGH+ J+KLM NOPQ
21 H 1 D	S	12-14incl[4]	All Sections
21 H 1 D	S	15[4]	D+E+M+N+
21 H 1 D	S	32[12]	N+
21 H 1 D	S	33[12]	C+D+F+G+ H+J+Q+
21 H 1 D	S	34[12]	A+
21 H 1 D	S	34[4]	D+EF+L+ MNO+
21 H 1 D	S	35-36incl[4]	All Sections
21 H 1 D	T	37-38incl[4]	All Sections
21 H 1 D	T	39[4]	C+DEF+ L+MNO+ P+
21 H 1 D	T	40[12]	A+H+
21 H 1 D	T	41[12]	D+E+M+N+
21 H 1 D	T	56[12]	L+M+N+O+ P+
21 H 1 D	T	59-62incl[4]	All Sections
21 H 1 D	T	63[4]	B+CDE FG+H+J+ KLMN OPQ
21 H 1 D	T	65[12]	A+B+H+
21 H 1 D	T	66[12]	E+F+G+
21 H 1 D	T	70[11]	JKPQ
21 H 1 D	T	71[11]	LMNO
21 H 1 D	U	74[11]	CDEF
21 H 1 D	U	75[11]	ABGH
21 H 1 D	V	91[4]	C+D+EF+ G+H+J+K LMNO PQ
21 H 1 D	V	92[4]	M+N+O+P Q
21 H 1 D	V	97[4]	K+L+O+P+ Q+
21 H 1 D	V	98	B+C+D+G+ M+N+
21 H 1 D	V	99	A+B+E+F+G+H+J+K+LMNOPQ+
21 H 1 D	V	100	D+EF+G+ H+JKL MNOP Q
21 H 1 D	V	101	A+B+CD EFGH JKLM NOPQ
21 H 1 D	V	102	All Sections

+ portions of Section only
1 Department of National Defence Lands
2 Non-Mineral Registration No. 007
3 Smiley’s Provincial Park
4 Submarine lands
5 Anthony Provincial Park
6 Uranium Closure
7 Non-Mineral Registration No. 001
8 Non-Mineral Registration No. 002
9 Indian Reservation No. 35 - Horton
10 Grand Pré Historic Park
11 Mineral Lease No. 00-1
12 Cheverie Protected Beach

SCHEDULE II

Development Program
Production Lease No.  PL#09-04-15-01

This schedule provides the details of the Development Program, revised from that which was submitted as part of Elmworth’s Development Plan dated June 24 2008.  The first table is an updated Table 1-1 which outlines the minimum work required prior to specific deadlines.  This table has been revised for prevailing economic and operational conditions.  The second is a schedule of estimated annual capital expenditures.

The total well count of ten has not changed from the Development Plan as originally submitted.  Three of those wells had already been drilled prior to the effective date, during the period in which the Development Plan was being approved by the Department of Energy, leaving seven wells to be drilled within the first five years of the lease.  The change from Elmworth’s original submission is the need for an additional year to drill the remaining Kennetcook wells, and two additional years for the remaining outlying wells.

Two more wells will be drilled in the Kennetcook area before the second anniversary of the lease or the end of Phase I, approximately March 2011, and the remaining 5 wells will be drilled in the outlying areas before the 5th anniversary, or end of Phase II, approximately March 2014.

If wells are drilled sooner than outlined in the schedule, they will count towards the final tally of wells required under this program.

Revised Table 1-1
Delineation Program Minimum Drilling Commitment
Area	Anniversary of Effective Date	Minimum Well Commitment per original Table 1-1	Drilled during approval process	Wells remaining
Kennetcook	2nd	4	2	2
Stanley	5th	2	1	1
Avon	5th	2	0	2
Wolfville	5th	2	0	2
Total		10	3	7*
* These wells are to be drilled by the end of the 5th year of this lease agreement

The second table shows estimated capital expenditures by calendar year.   Although future costs may change, estimated year 1 capital of $2 million is the value on which the initial 10% performance bond should be based. Note that completion costs beyond year 1 are not included due to geologic uncertainty of whether wells will be completed if successful versus abandoned if dry

Estimated Annual Activity and Capital Expenditure to Satisfy Minimum Work Commitment based on Table 1-1

Prior to Anniversary	Wells Drilled	Drilling Capital ($million)	Wells Completed		Completion Capital ($million)	Seismic Work	Seismic Capital ($million)	Total Capital ($million)
approval period (activity)	3	$12.0	0.5		$4.0	Processing	$0.1	$16.1
1st – 2010	0	$0.0	2.5		$1.5	110 km 2D	$0.5	$2.0
2nd – 2011	2	$3.0	0	*	$0.0	Processing	$0.2	$3.2
3rd - 2012	2	$3.0	0	*	$0.0			$3.0
4th – 2013	2	$3.0	0	*	$0.0			$3.0
5th – 2014	1	$1.5	0	*	$0.0			$1.5
Total Phase I & II	7	$10.5	2.5		$1.5		$0.7	$12.7

Grand total	10	$22.5	3		$5.5		$0.8	$28.8
Note:  Anticipated schedule of work may change based on geological results, operational restrictions and annual access to capital funding.

Production Lease – Years Six through Ten

Within 60 days of the 5th anniversary of the Effective Date in 2014, the Lessee shall submit to the Minister a revised Development Plan to describe its planned activities for the five remaining years of the Lease.  This revised Development Plan will review the results of the work program undertaken during the first five years of the lease, and will provide an estimate of work expected to be undertaken in the next five years.

SCHEDULE III
Insurance
Production Lease  No.  PL#09-04-15-01

1. Commercial General Liability Insurance

This insurance will include the following provisions:

(a) policy limit of liability of at least Five Million Dollars ($5,000,000.00) per occurrence (can be structured as primary plus supplemental layers, or primary plus umbrella and/or excess);

(b) products hazards and completed operations coverage subject to separate annual aggregate limits equal to the policy limit of liability;

(c) personal injury liability;

(d) blanket written and oral contractual liability;

(e) contingent employer’s liability;

(f) broad form occurrence property damage;

(g) non-owned automobile liability;

(h) tenants legal liability (broad form);

(i) cross-liability and separation of interest with respect to each insured;

(j) insurer must give ninety (90) days prior written notice of cancellation of or material change to the policy to the Province and the Lessee;

(k) primary insurance without right of contribution of any other insurance carried by the Province.

(l) Environmental Impairment Liability (may be on a separate policy and may be issued on “claims made” basis).

2. Automobile Liability Insurance

Automobile Liability Insurance shall insure all licensed vehicles owned, or operated by the Lessee.  This insurance will include the following provisions:

(a) policy limit of liability of at least Two Million Dollars ($2,000,000.00) per occurrence (can be structured as primary plus supplemental layers, or primary plus umbrella and/or excess);

(b) insurer must give ninety (90) days prior written notice of cancellation of or material change to the policy to the Lessee and the Province;

(c) the Lessee shall ensure that all subcontractors have Automobile Liability Insurance in the amount of Two Million Dollars ($2,000,000.00) per occurrence with a maximum deductible of Fifty Thousand ($50,000.00) per occurrence.

3.  Workers’ Compensation Insurance

(a) Workers’ Compensation Insurance shall be maintained for the Lessee’s employees in accordance with the requirements of the laws of the Province of Nova Scotia.  The Lessee must ensure that evidence of coverage required by law is provided by all subcontractors.

SCHEDULE IV
Additional Terms and Conditions
Production Lease  No.  PL#09-04-15-01

The Approval in Principle, of the Production Lease will be in a phased approach for the 10-year term of the Production Lease; with the following structural breakdown:

Phase One – Two (2) Years from the Effective Date
Phase Two – Up to the fifth (5th) Anniversary Date
Phase Three – To the end of the initial term

The additional conditions identified are:

Condition 1
A Water Disposal Plan will be developed on or before the second Anniversary Date of the Lease, the Lessee must file a water disposal plan, acceptable to the Minister of Energy that will address large scale water disposal.

Condition 2
On each Anniversary Date of the Lease the Lessee must present, in a form acceptable to the Minister, a detailed technical report and presentation that addresses reservoir characteristics, well productivity, recovery factors, completions and any reservoir updates of the project as prescribed by the Minister.

Condition 3
On each Anniversary Date of the Lease the Lessee will provide, in a form acceptable to the Minister, a report on the economic benefits of the project in terms of local goods and services used and procurement opportunities for Nova Scotians.

Condition 4	The Lessee must adhere to the requirements of the Environment Act for all work proposed under the approved Development Program.

Condition 5
Following the completion of each of Phases One and Two of the Development Program, the Minister and the Lessee will complete a technical evaluation of the focused lands (as described in the Development Program), and if, in the opinion of the Minister the technical information does not establish possible reserves in the focused area  then at the request of the Minister, the Lessee shall surrender to the Minister such portions of the focused area lands as determined by the Minister.

Condition 6
Following the completion of each of the first two milestones of the Development Program, the Minister will assess, based upon the Lessee's reporting of its activities to prove reserves, whether on the basis of those activities, any Lands other than the focused area lands should be surrendered. At the request of the Minister, the Lessee shall surrender to the Minister such portions of the Lands as determined by the Minister on this basis.

Condition 7	The Lessee must file an abandonment and reclamation program, acceptable to the Minister of Energy on or before the fifth Anniversary Date of the Lease.

Condition 8
The Lessee agrees to participate in a consultation program with respect to the Development Program proposed under this Lease, including any community based committee established by the Department. The Lessee agrees to use reasonable efforts to identify aboriginal groups who may have an interest in this proposed natural gas project and establish initial contact with them. As the Department is consulting with the aboriginal community respecting this Lease, the Lessee will work with the Department to discharge this duty.

SCHEDULE V
Well Termination Guidance
Production Lease  No.  PL#09-04-15-01

PART 6
WELL TERMINATION
Suspension or Abandonment
57. The licensee shall ensure every well and facility is abandoned in accordance with an abandonment plan that has been submitted to and approved by the Chief Operations Officer and the Chief Environmental Officer.

58. The licensee shall ensure every well that is abandoned or suspended
(a) can be readily located,
(b) is left in a condition that prevents any formation fluid from flowing through or escaping from the well bore and that provides for isolation of all
(i) petroleum bearing zones,
(ii) discrete pressure zones, and
(iii) potable water zones, and
(c) is monitored and inspected to maintain its continued integrity and to prevent pollution.

Responsibility to Abandon
59. (1) If the licensee fails to abandon a well or facility in compliance with section 58, the Chief Operations Officer may by order direct that the well be abandoned in accordance with the regulations by the owners of the working interests in the well or by any one or more of those owners and shall specify in the order the deadline for compliance.
(2) The Chief Operations Officer may order that a well or facility be abandoned at Government expense if the licensee fails to abandon the well or facility pursuant to section 58 and the owners of the working interests in the well or facility fail to comply with an order to abandon the well or facility issued under subsection (1).
(3) Where the Government incurs abandonment costs in respect of a well or facility as a result of an order under subsection (2), the Government may recover those abandonment costs from the security deposit held for that well or facility.
(4) If the security deposit is insufficient to cover the abandonment costs
(a) subject to paragraph (b), the owners of the working interests in the well or facility are primarily liable to the Government for the abandonment costs in proportion to the respective percentage shares of those working interests;
(b) where the owner or any one or more of the owners of a working interest is a corporation,
(i) the owner or owners of the working interest, and
(ii) the person or persons who control that corporation, are jointly and severally liable to the Government for the portion of the abandonment costs that is proportionate to the percentage share of that working interest.
(5) If the Government is unable to recover that portion of abandonment costs of a well from the owners of the working interest and any other persons referred to in subsection (2), the Government may recover any remaining unpaid amount from the holder of the petroleum lease where the well was drilled.

Drilling Rig Removal
60. No person shall remove or have removed a drilling rig from a well drilled under these Regulations, unless the well has been terminated in accordance with these Regulations.